SCHEDULE 14A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant	[X]

Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Home Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

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[ ]	Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[HOME BANCORP, INC. LOGO]

REMINDER TO OUR SHAREHOLDERS

 April 21, 2009

Dear Shareholder:

    We recently mailed you proxy material in connection with our upcoming Annual Meeting of Shareholders to be held on May 12, 2009.  According to our records, we have not yet received your proxy.

    Your vote is very important, regardless of the number of shares you own.

    Whether or not you expect to attend the meeting, please take a moment to VOTE your shares by returning your proxy in the envelope provided.  If your shares are held with a broker or bank, you can also vote by telephone or Internet by following the instructions on the proxy voting instruction form.  Our Board of Directors unanimously recommends a vote "FOR" each of the proposals.

    If you would like an additional copy of the proxy materials for the annual meeting, please contact Joseph B. Zanco at (337) 237-1960.  The proxy statement is also available on our investor relations website at http://home24bank.investorroom.com.

    Thank you in advance for your support.

                    Sincerely,

    /s/John W. Bordelon
                    John W. Bordelon
                    President and Chief Executive Officer

________________________________________________________________ IF YOU HAVE ALREADY MAILED YOUR PROXY CARD, THANK YOU AND PLEASE DISREGARD THIS LETTER .